<SEQUENCE>1
<FILENAME>FORM 8-k

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): June 2, 2006

                      ORIGINAL SIXTEEN TO ONE MINE, INC.
                      --------------------------------------
               (Exact Name of Registrant as Specified in Charter)

California                     001-10156                    94-0735390
-----------------------------  ---------------         ---------------
(State)                    (Commission File No.)  (I.R.S. Employer
of Incorporation)                                   Identification No.)


Post Office Box 909, Alleghany, CA                     95910
---------------------------------------             --------------
(Address of Principal Executive Offices)                 (Zip Code)

Registrant's telephone number, including area code:  (530) 287-3223
                                                     --------------



                                 Not Applicable
                                ----------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities
Act (17     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange
 Act (17  CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 304(a)       Resignation of Independent Accountant
                -----------------------------------------------

     Perry-Smith Accountants informed the company on May 30th 2006 that it disengaged from the company as of May 24, 2006. Its reasons for disengaging at this time include the following:
unpaid Fees resulting in impairment of its independence and $30,870 in fees remain due and payable.

Registrant financial statements for the past two years were not audited. No opinions were given.

There were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure in any subsequent interim period preceding accountants resignation.

Registrants last audit was as of December 31, 2001. Note 13 identified recurring losses and negative cash flows that raised substantial doubts about the ability to continue as a going concern.

Registrant has authorized the former accountant to respond fully to the inquiries of the successor accountant. No successor has been selected to date.

Item 9.01        Financial Statements and Exhibits
                 ---------------------------------

(a)  Financial Statements of businesses acquired. Not Applicable.

(b)  Pro forma financial information. Not Applicable.

(c)  Exhibits.

None

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its  behalf by the undersigned, hereunto duly authorized.

ORIGINAL SIXTEEN TO ONE MINE, INC.



DATE: June 2, 2006                  By:     /s/ Michael M. Miller
                                            -----------------------------------
                                                Michael M. Miller
                                                President